Exhibit 99.1

DENVER CONSULTING GROUP LLC

BALANCE SHEETS

Expressed in U.S. Dollars

	September 30, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$216,129	$32,495
Accounts receivable, net	83,234	45,564
Total current assets	299,363	78,059

Non-current assets
Fixed assets, net accumulated depreciation of $51,844 and $44,085	$26,833	$34,085
Other assets	1,116	4,123
Total non-current assets	27,949	38,208

Total assets	$327,311	$116,267

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$435	$1,282
Payroll and payroll tax accrual	–	8,907
Short-term loan payable	–	30,820
Customer deposits	23,856	74,632
Other liabilities	–	664
Total current liabilities	24,291	116,305

Total liabilities	24,291	116,305

Commitments and contingencies, note 8
Members’ equity
Distributions	$(268,975)	$(65,447)
Retained earnings	571,995	65,409
Total shareholders' equity	303,020	(38)

Total liabilities and stockholders’ equity	$327,311	$116,267

See accompanying notes to the financial statements

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DENVER CONSULTING GROUP LLC

STATEMENT OF COMPREHENSIVE (LOSS) AND INCOME

(UNAUDITED)

For the Nine Months Ended September 30, 2017 and December 31, 2015

Expressed in U.S. Dollars

	Nine Months Ended September, 30
	2017	2016
Operating revenues
Consulting services	$981,598	$341,625
Consulting services - related party	16,998	38,743
Total revenue	998,596	380,368

Cost of services
Subcontractors	$68,069	$17,356
Salaries	214,767	191,132
Licensing, subscriptions and permits	500	2,491
Total cost of services	283,336	210,978

Gross profit	$715,260	$169,390

Operating expenses
General and administrative	$103,589	$77,753
Professional services	21,546	6,413
Insurance	33,344	13,180
Travel	27,511	43,272
Advertising and promotion	21,996	53,138
Total operating expenses	207,985	193,756

(Loss) Income from operations	$507,275	$(24,366)

Other income/expense
Interest expense	$689	$–
Total other expense	689	–

Net income (loss) before income taxes	$506,586	$(24,366)
Income tax expense	–	–
Net (loss) income	$506,586	$(24,366)

See accompanying notes to the financial statements

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DENVER CONSULTING GROUP

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2017 and 2016

Expressed in U.S. Dollars

	2017	2016
Cash flows from operating activities
Net income for the period	$506,586	$(24,366)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	7,252	–
Changes in operating assets and liabilities
Accounts receivable	(37,670)	25,566
Customer deposits	(50,775)	70,415
Other assets	3,007	(3,520)
Accounts payable and other liabilities	(10,418)	2,041
Net cash earned (used) from operating activities	417,982	70,136
Cash flows from investing activities
Purchase of assets	$–	$(65,939)
Net cash used in investing activities	–	(65,939)
Cash flows from financing activities
Short term debt	$(30,820)	$30,820
Distributions to shareholders	(203,528)	(31,200)
Net cash earned (used) for financing activities	(234,348)	(380)
Net decrease in cash and cash equivalents	$183,634	$3,817
Cash and cash equivalents - beginning of year	32,495	19,563
Cash and cash equivalents - end of year	$216,129	$23,380

See accompanying notes to the financial statements

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NOTES TO THE FINANCIAL STATEMENTS

(UNAUDITED)

Organization and Nature of Operations:

Business Description – Business Activity: In August 2014, Denver Consulting Group (“DCG”) was registered as an LLC in Colorado, established by a partnership group of experienced cannabis business professionals who recognized the need for quality compliance and operational consulting to support the wave of marijuana legalization both nationally and globally. DCG provides both medical and retail marijuana organizations with proven methods to improve operations, increase compliance with all state and local regulations, train staff, develop customized compliant packaging solutions, increase security, helps build brands to create customer loyalty, and more. The company offers its services to virtually every type of business in the cannabis industry, including growers, manufacturers, processors, and retailers.

The ownership group of DCG is comprised of seven members. The primary founding members, Greg Gamet, Justin Jones, and Bryan Sullivan co-founded JGB Ventures, LLC (dba. DANK) and opened DANK Medical Dispensary in September of 2009. Jay Griffin and Dan Glenn joined the DANK team in 2010 and 2013, respectively, as operational managers responsible for full implementation of compliant standard operating procedures and the health and safety of the patients they served. In January 2014, DANK was issued one of the first five recreational dispensary licenses in Colorado.

Being involved in the everyday operations of two successful branches of DANK, the owners noticed a lack of American distribution companies providing quality child safe packaging for the cannabis industry.  In the same year (2014), Kush Bottles Colorado was founded to fill this void and quickly became the industry leader in child safe packaging. The continual success of both DANK dispensaries combined with Kush Bottles organically created an extensive network of cannabis professionals whom continually turned to Greg, Justin, and the other owners as the leading experts in running successful, compliant, holistic cannabis businesses. Recognizing yet another unmet need in the cannabis industry, Frank Falconer joined the team and created the founding ownership group of Denver Consulting Group at the end of 2014. Ryan Lewis joined in 2015 as the final owner after just half of a year of providing exemplary consulting as one of the company’s first employees.

DCG’s founding vision was to work with clients to develop custom business strategies based on industry best practices for the burgeoning cannabis industry. Their expertise in cannabis regulations, dispensary compliance, overall business operations and marijuana cultivation have ensured the successes of clients in the continually evolving cannabis industry. DCG has also provided general consultation to help new potential cannabis business owners and investors start up successful ventures, streamline and improve current operations, and enhance revenues at several other cannabis-related companies nationwide. Overall, consulting services have ranged from licensing & application support, including all documentation surrounding cultivation, dispensary, and processing Standard Operating Procedures such as employee handbooks, compliance logs, and training manuals, to new marijuana business plans including cultivation, security, operations, staffing, sales tracking, accounting, site selection and community outreach, to Seed to Sale METRC Training, MED Compliance Audits, Staffing, Operation & Security Plans for existing operations.

Related Parties – Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.  We disclose related party transactions that are outside of normal compensatory agreements, such as salaries or board of director fees.  We had related party transactions with the following individuals / companies:

•	JGB Ventures LLC – Greg Gamet, partner of DCG, has a 36% ownership; Justin Jones, partner of DCG, has a 36% ownership; Jay Griffin, partner of DCG, has a 10% ownership;
•	Kush Bottles – Bryan Sullivan, Greg Gamet, Justin Jones and Frank Falconer own 100% of the business
•	Cannascore – Bryan Sullivan, Greg Gamet, Ryan Lewis and Frank Falconer own 80% of the business
•	Sullivan Law – Bryan Sullivan, has a 100% ownership of the business
•	Elm Properties – Bryan Sullivan owns 20%, Greg Gamet owns 40% and Justin Jones owns 40%.

Going Concern – The financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. The ability to continue as a going concern is dependent upon our generating profitable operations in the future and / or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management believes that actions presently being taken to further implement our business plan and generate additional revenues provide opportunity for the Company to continue as a going concern. While we believe in the viability of our strategy to generate additional revenues and our ability to raise additional funds, there can be no assurances to that effect.

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The Company had Net (loss) income of $506,586 and $(24,366) at September 30, 2017 and September 30, 2016, respectively, and further gains are anticipated in the development of our business. Accordingly, there is no substantial doubt about our ability to continue as a going concern.

Recently Issued Accounting Standards –

FASB ASU 2017-01 “Clarifying the Definition of a Business (Topic 805)” – In January 2017, the FASB issued 2017-1.  The new guidance that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business.  The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business.  The guidance also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.  The ASU is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years.  Adoption of this ASU is not expected to have a significant impact on our consolidated results of operations, cash flows and financial position.

FASB ASU 2016-15 “Statement of Cash Flows (Topic 230)” – In August 2016, the FASB issued 2016-15.  Stakeholders indicated that there is a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows.  ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice.  This ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those fiscal years.  Early adoption is permitted.  Adoption of this ASU will not have a significant impact on our statement of cash flows.

FASB ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815)” – In May 2016, the FASB issued 2016-11, which clarifies guidance on assessing whether an entity is a principal or an agent in a revenue transaction.  This conclusion impacts whether an entity reports revenue on a gross or net basis.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

1.	Liquidity and Capital Resources:

Cash Flows – During the year ending September 30, 2017 and September 30, 2016, respectively, the Company primarily utilized cash and cash equivalents and profits from operations to fund its operations.

Cash and cash equivalents are carried at cost and represent cash on hand, deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date. The Company had $216,129 and $32,495 classified as cash and cash equivalents as of September 30, 2017 and December 31, 2016 respectively.

2.	Critical Accounting Policies and Estimates:

Basis of Presentation: These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission for annual financial statements.

Fair Value Measurements: Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

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Our financial instruments include cash, accounts receivable, fixed assets, other assets, accounts payable, note payable, deferred revenue, accrued liabilities and other assets. The carrying values of these financial instruments approximate their fair value due to their short maturities. The carrying amount of our debt approximates fair value because the interest rates on these instruments approximate the interest rate on debt with similar terms available to us. Our derivative liability was adjusted to fair market value at the end of each reporting period, using Level 3 inputs.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Accounts receivable: The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to consulting revenues are recorded at the time the milestone is achieved, resulting in funds being due, services are delivered and payment is reasonably assured. Consulting revenues are generally collected from 1 to 30 days after the invoice is sent. As of September 30, 2017, and December 31, 2016, respectively, the Company had accounts receivable of $83,234 and $45,564. The company wrote off $0 of its accounts receivable during the current year. The company will continue to evaluate the need for recognizing an additional allowance in the future.

Other assets: As of September 30, 2017 and December 31, 2016, respectively other assets was $1,116 and $4,123 of which included security deposits and prepaid expenses.

Accounts payable: Accounts payable at September 30, 2017 and December 31, 2016 was $435 and $1,282, respectively and were comprised of operating accounts payable for various professional services incurred during the ordinary course of business.

Payroll and payroll tax accrual: As of September 30, 2017 and December 31, 2016, respectively was $0 and $8,907 of which was the final payroll and payroll tax payments for September 30, 2017 and December 31, 2016, respectively

Other liabilities: As of September 30, 2017 and December 31, 2016, respectively other liabilities was $0 and $664. This was solely comprised of accrued interest.

Revenue recognition and related allowances: Revenue from consulting services is recognized when the obligations to the client are fulfilled which is determined when milestones in the contract are achieved. The point at which the Company recognizes revenue meets all four revenue recognition criteria. The Company’s contracts provide evidence that an arrangement exists, the price is fixed and the collectability is assured.

Costs of Services Sold – Costs of services sold are comprised of salaries for employees, contractor expenses and licensing fees incurred while supporting the sale of the Company’s services.

General & Administrative Expenses – General and administrative expense are comprised of all expenses not linked to the formation of the Company’s services.

Advertising and Promotional Costs: Advertising and promotional costs are expensed as incurred and were $21,996 and $53,138 during the years ended September 30, 2017 and September 30, 2016, respectively.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

3.	Members’ Equity:

At September 30, 2017 and December 31, 2016, respectively, the Company had $268,975 and $65,447 in distributions to the partners of the company.

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4.	Fixed Assets:

The Company depreciates their fixed assets on a straight-line basis over its expected useful lives. The Company’s capitalization policy is to capitalize all assets over $3,000.

Depreciation expense for the period ending September 30, 2017 and December 31, 2016, respectively was $7,252 and $34,736.

	September 30, 2017	December 31, 2016
Computer equipment	$21,286	$21,286
Furniture & fixtures	5,665	5,665
Leasehold improvements	51,726	51,726
Less: accumulated amortization	(51,844)	(44,592)
	$26,833	$–

5.	Short-term Note Payable:

At September 30, 2017 and December 31, 2016, respectively, the Company had $0 and $30,820 of finished goods inventory. The note payable is a balance that is due to two partners of the Company, Justin Jones and Greg Gamet.

6.	Customer Deposits:

At September 30, 2017 and December 31, 2016, respectively, the Company had customer deposits balance of $23,856 and $74,632. These deposits represent customer payments on contracts that the company has not performed services on.

7.	Related Party Transactions:

As of September 30, 2017 and September 30, 2016, respectively, the Company has five related parties, JGB Ventures LLC, Kush Bottles, Cannascore, Sullivan Law and Elm Properties. As of September 30, 2017 and 2016, the Company had related party sales of $16,998 and $38,743.

8.	Commitments and Concentrations:

Office Lease – Denver, Colorado – The Company entered into a lease for office space at 4821 East 38th Ave, Denver, Colorado 80207. The lease period started April 1, 2015 and terminated June 30, 2017. The Company’s rent expense during the years ended September 30, 2017 and September 30, 2016, respectively, was $43,004 and $19,920.

9.	Income Tax:

The Company was formed at inception and remains a Limited Liability Company under the IRS Code. As a result, in lieu of corporate income taxes, the partners are taxed on their proportionate share of the Company's Income. Therefore, no provision for income taxes exist and no deferred tax asset exist as these both are the responsibility and benefit of partners, the owner. As such, the Company during the years ended September 30, 2017 and December 31, 2016, had $0 and $0 tax liability and $0 and $0 deferred tax asset as a result.

10.	Subsequent event:

As of September 30, 2017, there are no material subsequent events.

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